As filed with the Securities and Exchange Commission on September 30, 2010

Registration Statement No. 033-64294

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRANKLIN FINANCIAL SERVICES CORPORATION
(Exact Name of Registrant as specified in its Charter)

Pennsylvania	25-1440803
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20 South Main Street
Chambersburg, Pennsylvania 17201
(717) 264-6116
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

WILLIAM E. SNELL, JR.
President and Chief Executive Officer
Franklin Financial Services Corporation
20 South Main Street
Chambersburg, Pennsylvania 17201
(717) 264-6116
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:
Dean H. Dusinberre, Esquire
Kenneth J. Rollins, Esquire
Rhoads & Sinon LLP
One South Market Square, 12th Floor
Harrisburg, Pennsylvania 17108-1146
(717) 233-5731

Approximate date of commencement of proposed sale to the public:  Franklin Financial Services Corporation is hereby amending this registration statement to deregister 168,471 shares of its common stock ($1.00 par value).

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 033-64294) solely to deregister 168,471 shares of its common stock, par value $1.00 per share, which remain unsold at the termination of the offering under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chambersburg, Pennsylvania, on this 30th day of September, 2010.

FRANKLIN FINANCIAL SERVICES CORPORATION (Registrant)

By:	/s/ William E. Snell, Jr.
William E. Snell, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2010.

Signature	Capacity

/s/ Charles M. Sioberg	Chairman of the Board and Director
Charles M. Sioberg

/s/ William E. Snell, Jr.	President and Chief Executive Officer and
William E. Snell, Jr.	Director (Principal Executive Officer)

/s/ Mark R. Hollar	Treasurer and Chief Financial Officer
Mark R. Hollar	(Principal Financial and Accounting Officer)

/s/ Charles S. Bender, II	Director
Charles S. Bender, II

/s/ Martin R. Brown	Director
Martin R. Brown

Director
G. Warren Elliott

/s/ Daniel J. Fisher	Director
Daniel J. Fisher

/s/ Donald A. Fry	Director
Donald A. Fry

Director
Allen E. Jennings, Jr.

/s/ Stanley J. Kerlin	Director
Stanley J. Kerlin

/s/ Jeryl C. Miller	Director
Jeryl C. Miller

Director
Donald H. Mowery

/s/ Stephen E. Patterson	Director
Stephen E. Patterson

/s/ Martha B. Walker	Director
Martha B. Walker